Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Whole Foods Market, Inc. (the “Company”) on Form 10-Q for the period ending July 4, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenda Flanagan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenda Flanagan

Glenda Flanagan

Chief Financial Officer

August 13, 2004

This certification accompanies this report pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed to be filed by the Company pursuant to Section 18 of the Securities Exchange Act of 1934, as amended.